Exhibit 99.2

QUANTIVA, INC.

(A Development Stage Company)

For the Years Ended December 31, 2004

and 2003, and for the Cumulative Period

from March 3, 2000 (Date of Inception)

Through December 31, 2004

Page
Report of Independent Registered Public Accounting Firm	2-3

Balance Sheets	4

Statements of Operations	5

Statements of Cash Flows	6

Statements of Stockholders’ Equity	7-8

Notes to Financial Statements	9-27

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Quantiva, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Quantiva, Inc. (a development stage company) as of December 31, 2004 and 2003, and the related statements of operations and cash flows for the years then ended and the statements of operations, cash flows and stockholders’ equity for the cumulative period from March 3, 2000 (date of inception) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quantiva, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended and for the period from March 3, 2000 (date of inception) through December 31, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses, negative cash flow from operations, and has negative working capital, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has entered into an asset purchase agreement with a publicly traded software company. The agreement calls for the sale of substantially all of the Company’s assets upon the closing date, which is expected to occur prior to April 30, 2005 (see Note 17).

/s/ AMPER, POLITZINER & MATTIA P.C.

March 29, 2005

Quantiva, Inc.

(A Development Stage Company)

Balance Sheets

As of December 31

	2004	2003
Assets
Current Assets
Cash	$56,048	$828,591
Accounts Receivable	12,959	4,500
Prepaid expenses and other current assets	11,676	12,993

Total Current Assets	80,683	846,084

Property and equipment, net of accumulated depreciation and amortization	74,719	267,241

Intangible assets, net of accumulated amortization	45,595	900
Deposits	9,315	41,065

Total assets	$210,312	$1,155,290

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	$103,600	$56,917
Accrued Expenses	211,199	116,532
Deferred Revenue	22,831	5,156
Current portion of capital lease obligation	99,966	99,633
Notes Payable to Stockholders, net of unamortized discount of $74,770	—	2,425,240
Accrued Interest on Notes Payable to Stockholders	—	51,640

Total current liabilities	437,596	2,755,118

Capital lease obligations, net of current portion	—	108,876

Series A mandatorily redeemable convertible preferred stock, $.01 par value, 3,675,000 shares authorized, 0 and 3,659,878 shares issued and outstanding at December 31, 2004 and 2003 respectively (liquidation preference of $1,500,000 at 2003)	—	1,965,941
Series A-1 mandatorily redeemable convertible preferred stock, $.01 par value, 27,000,000 shares authorized, 0 and 24,725,131 shares issued and outstanding at December 31, 2004 and 2003 respectively (liquidation preference of $5,100,003 at 2003)	—	5,954,357
Series C mandatorily redeemable convertible participating preferred stock, $.01 par value, 1,039,176 shares authorized, 984,373 and 0 shares issued and outstanding at December 31, 2004 and 2003 respectively (liquidation preference of $5,927,689 at 2004)	512,008	—

Total liabilities	949,604	10,784,292

Commitments and Contingencies	—	—

Stockholders’ equity(deficit)
Series B convertible participating preferred stock, $.01 par value, 592,645 shares authorized, 592,645 and 0 shares issued and outstanding as of December 31, 2004 and 2003 respectively (liquidation preference of $321,171 at 2004)	2,676,666	—
Common Stock, $.01 par value, 2,130,000 shares authorized, 58,677 and 13,967 shares issued and outstanding at December 31, 2004 and 2003 respectively	586	140
Additional paid-in-capital	8,623,873	90,915
Note receivable from shareholder	(90,540)	(85,705)
Accumulated deficit during development stage	(11,949,877)	(9,634,352)

Total stockholders' equity(deficit)	(739,292)	(9,629,002)

Total liabilities and stockholders' equity(deficit)	$210,312	$1,155,290

The accompanying notes are an integral part of these financial statements

Quantiva, Inc.

(A Development Stage Company)

Statements of Operations

For the Years Ended December 31, 2004 and 2003, and Cumulative for the

Period from March 3, 2000(Date of Inception) Through December 31, 2004

	2004	2003	For the Period March 3, 2000(Date of Inception) Through December 31, 2004
Revenue	$102,950	$54,869	$217,819
Cost of Revenue	226,302	573,311	799,613

Net Margin	(123,352)	(518,442)	(581,794)

Costs and Expenses:
Sales and marketing	108,371	485,379	1,305,825
Research and development	703,902	910,427	5,691,222
General and administrative	533,473	563,070	2,729,433
Depreciation and amortization	199,592	219,203	620,180
Non-cash stock compensation	265	—	145,023

Total costs and expenses	1,545,603	2,178,079	10,491,683

Loss from operations	(1,668,955)	(2,696,521)	(11,073,477)

Interest Expense-Preferred Stock and Notes Payable to Stockholders	(829,087)	(552,338)	(1,381,425)
Other expense, net	(14,500)	—	(9,266)
Interest Expense	(22,899)	(34,149)	(183,083)
Interest Income	6,822	11,826	72,429

Net loss before income taxes	(2,528,619)	(3,271,182)	(12,574,822)

Income Tax Benefit	(213,094)	(205,081)	(624,945)

Net loss	$(2,315,525)	$(3,066,101)	$(11,949,877)

The accompanying notes are an integral part of these financial statements

Quantiva, Inc.

(A Development Stage Company)

Statements of Cash Flows

For the Years Ended December 31, 2004 and 2003 and Cumulative for the

Period from March 3, 2000(Date of Inception) Through December 31, 2004

	2004	2003	For the Period March 3, 2000(Date of Inception) Through December 31, 2004
Cash Flows from development stage activities
Net loss	$(2,315,525)	$(3,066,101)	$(11,949,877)
Adjustments to reconcile net loss to net cash used in development stage activities
Depreciation and amortization	193,122	219,203	613,710
Amortization of debt issuance costs	6,470	—	6,470
Stock compensation expense	265	—	145,023
Interest expense (income), net	194,953	124,100	431,726
Accretion of interest expense on Preferred Stock	629,300	372,222	1,001,522
Changes in operating assets and liabilities
Accounts receivable	(8,459)	(4,500)	(12,959)
Prepaid expenses and other current assets	1,316	3,985	(11,677)
Deposits	31,750	21,750	(9,315)
Accounts payable	46,683	(90,973)	103,600
Accrued expenses	94,665	47,147	211,929
Deferred revenue	17,675	5,156	22,831

Net cash used in development stage activities	(1,107,785)	(2,368,011)	(9,447,017)

Cash from investing activities
Purchase of intangible assets	—	—	(3,000)
Purchase of property and equipment	—	—	(340,821)

Net cash used in investing activities	—	—	(343,821)

Cash flows from financing activities
Proceeds from sale of common stock	—	—	633,743
Proceeds from exercise of stock options	2,066	900	11,903
Proceeds from issuance of notes payable to stockholder	97,713	2,500,000	2,997,713
Proceeds from sale of preferred stock	395,772	—	6,476,003
Payment of issuance costs on preferred stock	(51,766)	—	(51,766)
Principal payments of capital lease obligations	(108,543)	(90,118)	(220,710)

Net cash provided by financing activities	335,242	2,410,782	9,846,886

Net change in cash	(772,543)	42,771	56,048

Cash at beginning of period	828,591	785,820	—

Cash at end of period	$56,048	$828,591	$56,048

Non-cash financing activities
Conversion of notes payable to stockholders to Series B preferred stock, including accrued interest of $176,666	$2,676,666	$—	$2,676,666

Accretion of Preferred Stock	$—	$372,222	$1,365,822

Conversion of note payable into Series A-1 preferred stock	$—	$—	$400,000

Conversion of Series A and A-1 mandatorily redeemable preferred stock to common stock	$8,580,469	$—	$8,580,469

Conversion of notes payable into Series C preferred stock	$97,713	$—	$97,713

Property and equipment acquired under capital leases	$—	$—	$320,676

Cash paid for interest and income taxes
Interest paid on Notes Payable to Stockholders	$—	$51,440	$51,440

Interest paid on debt obligations	$22,898	$34,103	$66,738

Income Taxes Paid	$3,278	$1,600	$11,606

The accompanying notes are an integral part of these financial statements

Quantiva, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

For the period from March 3, 2000 (Date of Inception) Through December 31, 2004

	Series A Preferred Stock		Series A-1 Preferred Stock		Series C Preferred Stock		Mandatorily Redeemable Preferred Stock	Series A Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount
Balance at March 3, 2000
Original stock issuance
Sale of series A Preferred stock, net of issuance costs of $60,000								3,659,878	$1,440,000
Accretion of preferred stock in redemption amount									46,819
Issuance of warrants to conjunction with common stock
Net loss

Balance at December 31, 2000								3,659,878	1,486,819
Exercise of Common Stock Options
Conversion of Notes Payable to Series A-1 Preferred
Sale of Series A-1 Preferred net of issuance costs of $51,336 of cash & 15,213 warrants valued at $275,250
Stock Based Compensation for Options issued to non-employees
Accretion of Preferred Stock to Redemption Amount									159,707
Issuance of Warrants on Notes Payable
Net loss

Balance at December 31, 2001	—	—	—	—	—	—	—	3,659,878	1,646,526
Exercise of Common Stock Options and Restricted Stock							—
Accrued Interest on Notes Receivable from Shareholder							—
Issuance of Restricted Stock to Non-Employees							—
Sale of Series A-1 Preferred, net of issuance costs of $8,437 of cash and 1,839 warrants valued at $42,727							—
Accretion of Preferred Stock to redemption amounts							—		159,707
Issuance of warrants in conjunction with execution of debt obligations							—
Net loss							—

Balance at December 31, 2002	—	—	—	—		—	—	3,659,878	1,806,233
Accretion of Preferred Stock to redemption amount		$79,854		$292,369			372,223		79,854
Reclass of mandatorily redeemable preferred stock in liabilities	3,659,878	1,886,087	24,725,131	5,661,988			7,548,075	(3,659,878)	(1,886,087)
Exercise of Common Stock Options							—
Accrued Interest on Note Receivable from Shareholder							—
Issuance of Restricted Stock to Non-Employees							—
Issuance of warrants in conjunction with Notes Payable							—
Net loss							—

Balance at December 31, 2003	3,659,878	1,965,941	24,725,131	5,954,357	—	—	7,920,298	—	—
Exercise of Common Stock Options							—
Conversion of Note Payable to Stockholder and related accrued interest to Series B							—
Conversion of demand notes to Series C Preferred					194,912	$97,713	97,713
Sale of Series C Preferred, net of issurance costs of $51,766 cash					789,461	395,772	395,772
Stock Based Compensation for Options issued to non-employees							—
Accrued Interest on Note Receivable from Shareholder							—
Issuance of Restricted Stock to Non-Employees							—
Accretion of Preferred Stock to redemption amount		99,762		511,015		18,523	629,300
Conversion of Series A and A-1 mandotarily redeemable preferred stock to common	(3,659,878)	(2,065,703)	(24,725,131)	(6,465,372)			(8,531,075)
Net loss

Balance at December 31, 2004	—	$—	—	$—	984,373	$512,008	$512,008	—	$—

	Series A-1 Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in- Capital	Note Receivable From Shareholder	Accumulated Default	Total Stockholders’ Equity (Default)
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at March 3, 2000										$—
Original stock issuance					10,269	$103	$764,116			764,269
Sale of series A Preferred stock, net of issuance costs of $60,000										1,440,000
Accretion of preferred stock in redemption amount							(46,819)			—
Issuance of warrants to conjunction with common stock							18,450			18,450
Net loss									$(1,175,312)	(1,175,312)

Balance at December 31, 2000					10,269	103	735,797		(1,175,312)	1,047,407
Exercise of Common Stock Options					49	0	8,937			8,937
Conversion of Notes Payable to Series A-1 Preferred	1,939,225	$400,000								400,000
Sale of Series A-1 Preferred net of issuance costs of $51,336 of cash & $5,213 warrants valued at $275,250	20,119,471	3,823,417					275,250			4,098,667
Stock Based Compensation for Options issued to non-employees							22,241			22,241
Accretion of Preferred Stock to Redemption Amount		67,000					(226,707)			—
Issuance of Warrants on Notes Payable							72,785			72,785
Net loss									(2,144,710)	(2,144,710)

Balance at December 31, 2001	22,058,696	4,290,417	—	$—	10,318	103	888,303	—	(3,320,022)	3,305,327
Exercise of Common Stock Options and Restricted Stock					3,049	31	79,557	(77,503)		2,085
Accrued Interest on Notes Receivable from Shareholder								(3,626)		(3,626)
Issuance of Restricted Stock to Non-Employees					539	5	14,134			14,139
Sale of series A-1 Preferred, net of issuance costs of $8,437 of cash and 1,839 warrants valued at $42,727	2,666,435	498,836					42,727			541,563
Accretion of Preferred Stock to redemption amounts		580,367					(740,074)			—
Issuance of warrants in conjunction with execution of debt obligations							25,064			25,064
Net loss									(3,248,229)	(3,248,229)

Balance at December 31, 2002	24,725,131	5,369,620	—	—	13,906	139	309,711	(81,129)	(6,568,251)	836,323
Accretion of Preferred Stock to redemption amount		292,368					(372,222)			—
Reclass of mandatorily redeemable Preferred stock in liabilities	(24,725,131)	(5,661,988)								(7,548,075)
Exercise of Common Stock Options					34	—	900			900
Accrued Interest on Note Receivable from Shareholder								(4,576)		(4,576)
Issuance of Restricted Stock to Non-Employees					27	—	720			720
Issuance of warrants in conjunction with Notes Payable							151,806			151,806
Net loss									(3,066,101)	(3,666,101)

Balance at December 31, 2003	—	—	—	—	13,967	139	90,915	(85,705)	(9,634,352)	(9,629,003)
Exercise of Common Stock Options					79	1	2,064			2,065
Conversion of Notes Payable to Stockholder and related accrued interest to Series B			592,645	2,676,666						2,676,666
Conversion of demand notes to Series C Preferred
Sale of Series C Preferred, net of issuance costs of $51,766 cash										—
Stock Based Compensation for Options issued to non-employees							240			240
Accrued Interest on Note Receivable from Shareholder								(4,835)		(4,835)
Issuance of Restricted Stock to Non-Employees					500	5	20			25
Accretion of Preferred Stock to redemption amount										—
Conversion of Series A and A-1 mandotarily redeemable preferred stock to common					44,131	441	8,530,634			8,531,075
Net loss									(2,315,525)	(2,315,525)

Balance at December 31, 2004	—	$—	592,645	$2,676,666	58,677	$586	$8,623,873	$(90,540)	$(11,949,877)	$(739,292)

The accompanying notes are an integral part of these financial statements

8

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

1.	Nature of Operations and Liquidity

Description of Business

Quantiva, Inc. (“Quantiva” or the “Company”) is a development stage software company that provides an automated diagnostic solution for performance management of applications and the supporting IT infrastructure. Quantiva’s advanced software continually and precisely analyzes business transactions, automatically detecting and diagnosing problems while dynamically adapting to changes on both sides of the firewall. Quantiva’s software is designed to reduce IT costs, improve the online customer experience, and quickly deliver value to the business.

Quantiva is a Delaware corporation, which commenced operations on March 3, 2000. The Company operates in one business segment.

Since its inception, the Company has devoted substantially all its efforts to raising capital, the research and development of products, recruiting personnel, and financial reporting and planning. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards No. 7.

Liquidity

The Company has incurred substantial net losses since its inception and, as of December 31, 2004, had an accumulated deficit during development stage of $11,949,877. Such losses and accumulated deficit during development stage resulted from the Company’s lack of revenue and significant costs incurred in the development of the Company’s products and services and in the preliminary establishment of the Company’s infrastructure. The Company expects to continue to incur significant operating expenses in order to execute its current business plan. The future viability of the Company is largely dependent on its ability to generate cash from operating activities or to raise additional capital to finance its operations or a sale of the Company (Note 17).

As discussed above, the Company has incurred recurring losses, has a net stockholders’ deficit and negative working capital which give rise to substantial doubt about its ability to continue as a going concern in the event that the asset purchase agreement (Note 17) is not consummated. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Summary of Significant Accounting Policies

Risks, Concentrations and Uncertainties

The Company is subject to risks and uncertainties common to developmental-stage software companies, including rapid technological change, growth and commercial acceptance of e-commerce, new product development, new product introductions and other activities of competitors, dependence on key personnel, security and privacy issues, dependence on strategic relationships and limited operating history.

The Company invests its cash in deposits and money market funds with high credit quality financial institutions. These balances, as reflected in the financial institution’s records, are insured in the U.S. by the Federal Deposit Insurance Corporation for up to $100,000. The Company has not experienced any realized losses to date on its invested cash.

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

Accounts Receivable

The Company’s extends credit terms to customers in the normal course of business, generally with 30 to 60 day payment terms. The Company monitors all payments, assesses collection issues as they arise and does not require collateral from its customers. Since inception, the Company has not experienced any significant non-performance issues by any of its customer and all amounts recorded are deemed collectible. As such, no allowance for doubtful accounts has been established.

Property and Equipment

Property and equipment are stated at historical cost. Depreciation is computed using the straight-line method over the following estimated asset lives:

Office equipment	3 years
Computers, peripherals and servers	3 years
Software	3 years
Furniture and fixtures	5 years

Leasehold improvements are amortized over the shorter of an asset’s estimated useful life or the remaining life of the lease. Maintenance and repairs are charged to expense when incurred, while betterments are capitalized. When property is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is reflected in operations. Depreciation expense for the years ended December 31, 2004 and 2003, and cumulative for the period March 3, 2000 (date of inception) through December 31, 2004, was $192,522, $218,603, and $611,010, respectively.

Intangible Assets

Intangible assets are amortized over their estimated useful lives and consist of the following at the years ended December 31, 2004 and 2003 respectively:

	2004			2003
	Est. Useful Life	Gross Carrying Cost	Gross Accumulated Amortization	Carrying Cost	Accumulated Amortization
Domain name	5 Yrs	$3,000	$2,700	$3,000	$2,100
Debt acquisition costs	3 Yrs	51,766	6,471	—	—

Total		$54,766	$9,171	$3,000	$2,100

The Company purchased its domain name, www.quantiva.com, in 2000 from an independent third party for a fee of $3,000. It is being amortized on a straight-line basis over a five-year period. Total amortization expense for the years ended December 31, 2004 and 2003 was $600 and $600, respectively.

As a result of adopting Financial Accounting Standard 150, the company has recorded on its balance sheet Debt Acquisition Costs of $51,766 at December 31, 2004, net of amortization of $6,471, for the issuance costs associated with its Series C series of mandatorily-redeemable convertible preferred stock.

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

Revenue Recognition

During 2004 and 2003, the Company earned $102,950 and $54,869 of revenue respectively for services provided to customers. In addition, the Company earned $60,000 of revenue for services provided to customers in 2000, that were unrelated to its principal product. Throughout 2004 and 2003, revenue consisted primarily of subscription based fees from customer agreements whereby revenue billed in advance is deferred and recognized ratably over the subscription period. In addition, product revenue from software licensing is generally recognized upon shipment, and revenue from software maintenance agreements is recognized ratably over the service period.

Research and Development

Pursuant to Statement of Financial Accounting Standards “SFAS” No. 2 “Accounting for Research and Development Costs”, the Company’s research and development costs are expensed as incurred.

Capitalization of Software Development Costs

Costs associated with the development of computer software are expensed prior to the establishment of technological feasibility (as defined by SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold Leased or Otherwise Marketed”). Costs incurred thereafter are capitalized until software products are available for market; however, costs are capitalized only to the extent that expected net realizable value is established. Since inception, no such software development costs have been capitalized since the capitalization period was deemed short and insignificant. Additionally, the Company could not support the recoverability based upon anticipated future revenues.

Advertising Expense

Marketing and Advertising costs are expensed as incurred; however, the Company has not incurred any advertising costs since inception.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized based upon the differences arising from carrying amounts of the Company’s assets and liabilities for tax and financial reporting purposes using enacted tax rates in effect for the year in which the differences are expected to reverse and expected future tax benefit of tax net operating loss carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change in tax rates is enacted. A valuation allowance is established when it is determined that it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Stock-Based Compensation

The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and has adopted SFAS No. 123, “Accounting for Stock-Based Compensation”, as amended, through disclosure only. The Company accounts for equity instruments issued to non-employees using the fair value method in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 and the Emerging Issues Task Force (“EITF’) in Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or In Conjunction with Selling, Goods or Services.”

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

For the years ended December 31, 2004 and 2003 and for the period from March 3, 2000 (date of inception) to December 31, 2004, there was no compensation expense recorded in accordance with APB Opinion No. 25 since the option price of options issued since inception was equal to the intrinsic value of the common stock; however, SFAS No. 123 requires the Company to make pro forma disclosures of what the net loss would have been had the minimum value based method defined in SFAS No. 123 been applied to employee and director stock options. For all years since inception, the fair value for these options was estimated using the Black-Scholes option pricing model. The following weighted-average assumptions were utilized for the years ended December 31, 2004 and 2003:

	2004	2003
Volatility	0.00%	0.00%
Risk free interest rate	4.24%	4.27%
Dividend yield	0.00%	0.00%
Weighted average expected life of option	10 yrs.	10 yrs.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period. Had compensation cost been determined based on the fair value of awards granted during the years ended December 31, 2004 and 2003, and cumulative from March 3, 2000 (date of inception) through December 31, 2004 consistent with the provisions of SFAS No. 123, the Company’s net loss would have been as follows:

	2004	2003	Since Inception
Net loss	$(2,315,525)	$(3,066,101)	$(11,949,877)
Pro-forma stock based compensation	(7,239)	(8,318)	(85,634)

Pro-forma net loss	$(2,322,764)	$(3,074,419)	$(12,035,511)

Because the options vest over a period of time and additional option grants are expected to be made in future years, the above actual results may not be representative of the actual results for future years.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company’s most significant estimates relate to depreciable lives of fixed assets, deferred tax valuation allowances and contingencies, and the fair market value of stock for equity compensation. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, are carried at cost, which approximates fair value due to the short-term maturity of these instruments. The fair value of long-term liabilities was approximately equivalent to its carrying value due to the fact that the interest rates currently available to the Company for debt with similar terms are approximately equal to the interest rates for its existing debt.

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

Recently Issued Accounting Standards

The Company periodically reviews recently issued accounting standards to determine applicability to the Company’s financial statements and overall operations. Throughout 2003 and 2004, the following recently issued accounting standards were deemed relevant to the Company’s current or future operations:

In December 2003, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 104(SAB 104), “Revenue Recognition”, SAB 104 supercedes SAB 101, “Revenue Recognition in Financial Statements”, to include guidance from the Emerging Issues Task Force EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables”. The adoption of SAB 104 did not have an effect on the Company’s statement of operations or financial position.

As of June 30, 2003, the Company adopted Financial Accounting Standard No. 150,” Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. In accordance with this standard, the Company has classified as liabilities on its balance sheet the Series A, Series A-l and Series C series of mandatorily-redeemable convertible preferred stock, of which the Series A and A-l were previously classified as quasi equity. The respective liabilities were recorded at their fair values, which did not require adjustments to their carrying amounts. Beginning June 30, 2003 and thereafter, dividends on mandatorily-redeemable preferred stock were expensed to interest expense on preferred stock, with a corresponding credit to the liabilities’ carrying amount and new issuance costs were subsequently amortized to debt issuance costs in the Company’s statement of operations. Prior to the adoption of Financial Accounting Standard No. 150, dividends and issuance costs were accreted through Stockholders’ Equity through a debit to Additional Paid in Capital and a corresponding credit to the respective preferred stock accounts.

During December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”(SFAS 123R), which replaces SFAS No. 123, “Accounting for Stock Based Compensation “(SFAS 123) and supercedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. SFAS I23R requires all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the financial statements based upon their fair values beginning with the first interim or annual period after June 15, 2005, with early adoption encouraged. The pro-forma disclosures previously permitted under SFAS 123 will no longer be an alternative to expense recognition. The Company will adopt SFAS 123R effective in the third quarter of 2005 and is currently evaluating the method of adoption.

Reclassification

Certain items in prior period financial statements have been reclassified to conform with current year presentation.

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

3.	Income Taxes

The income tax benefit for the years ended December 31, 2004 and 2003 and cumulative from March 3, 2000 (date of inception) to December 31, 2004 consisted of the following:

	2004	2003	Since Inception
Current	$3,278	$1,600	$11,606
Deferred	—	—	—
Sale of NOLs	(216,372)	(206,681)	(636,551)

Total	$(213,094)	$(205,081)	$(624,945)

Deferred tax assets (liabilities) as of December 31, 2004 and 2003 consist of the following:

	2004	2003
Net operating loss carryforwards	$2,987,100	$2,147,100
Fixed assets	(43,329)	(72,420)
Intangible assets-start up costs	546,272	714,378
Research and development credits	317,000	257,000

	3,807,043	3,046,058
Less: Valuation allowance	(3,807,043)	(3,046,058)

	$—	$—

As of December 31, 2004 the Company had approximately $8,412,000 and $317,000 of federal net operating loss carryforwards and tax credits, respectively, available to offset future income that expire at various dates through 2024.

Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in limitation on the amount of net operating loss carryforwards that can be used in future years.

During the years ended December 31, 2004 and 2003, the Company received approval to sell a portion of its unused cumulative New Jersey Net Operating Loss (“NOL”) carryforwards under the State of New Jersey’s Technology Business Tax Certificate Transfer Program (the “Program”). The Program allows qualified technology and biotechnology businesses in New Jersey to sell unused amounts of NOL carryforwards and defined research and development credits for cash. The Company entered into a contract to sell its 2003 and 2002 NOLs for $216,372 and $206,681 in December 2004 and December 2003, respectively. The Company has received a total of $636,551 in cash proceeds since inception through December 31, 2004 for participation in the program.

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

4. Prepaid Expenses

The major components of prepaid expenses consisted of the following at December 31, 2004 and 2003 respectively:

	2004	2003
Business insurance	$2,487	$2,765
January employee benefit insurance premiums	6,689	7,131
Consulting services retainer	2,500	2,500
Other	—	597

Total	$11,676	$12,993

5. Property and Equipment

As of December 31, 2004 and 2003, property, plant and equipment consisted of the following:

	2004	2003
Computers, peripherals, servers and office equipment	$606,568	$607,739
Software	1,622	1,622
Furniture and fixtures	5,933	5,933
Leasehold improvements	—	56,359

	614,123	671,653
Less: Accumulated depreciation and amortization	(539,404)	(404,412)

Property, plant & equipment, net	$74,719	$267,241

Computers, peripherals, servers and office equipment includes amounts recorded under capital leases of $320,676 at December 31, 2004 and 2003. Related accumulated depreciation was $268,687 and $161,876, as of December 31, 2004 and 2003, respectively.

6. Accrued Expenses

The major components of accrued expenses consisted of the following at December 31, 2004 and 2003 respectively:

	2004	2003
Consulting and other operating expenses	$30,622	$20,840
Accrued vacation	46,760	50,692
Audit fees	70,000	35,000
Sales commissions	—	10,000
Property tax assessment	14,500	—
Rent - corporate headquarters	49,317	—

Total	$211,199	$116,532

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

7. Mandatorily-Redeemable Convertible Preferred Stock

Series A and A-1 Mandatorily-Redeemable Convertible Preferred Stock

On September 8, 2000, the Company designated 3,659,878 shares of its previously authorized preferred stock as Series A Convertible Preferred Stock (“Series A”), $0.01 par value per share. During the period ended December 31, 2000, the Company issued 3,659,878 shares of Series A for proceeds of $1,500,000, or approximately $0.41 per share, before considering issuance costs of $60,000. On November 14, 2001 the Company increased the number of authorized shares of Series A to 3,675,000.

On November 14, 2001, the Company designated 27,000,000 shares of its previously authorized shares of preferred stock as Series A-1, Convertible Preferred Stock (“Series A-1”), $0.01 par value per share. On November 14, 2001, the Company issued 20,119,471 shares of Series A-1 for cash proceeds of $4,150,003, or approximately $0.21 per share, before considering issuance costs of $51,336, and issued warrants to purchase 15,213 shares of common stock, which were valued at $275,250 (Note 11). Concurrently, the Company also issued an additional 1,939,225 shares of the Series A-1 as a result of the conversion of $400,000 of notes payable to stockholders.

On February 8, 2002, the Company issued 2,666,435 shares of Series A-1 for cash proceeds of $550,000 or approximately $0.21 per share before considering issuance costs of $8,437, and issued warrants to purchase 1,839 shares of common stock, which were valued at $42,727.

In June 2003, the Company adopted Financial Accounting Standard No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (Note 2). Accordingly, the Series A and A-1 have been classified as liabilities in the balance sheet as of June 30, 2003.

On August 16, 2004, all shares of Series A and A-1 were converted into common stock of the Company. Holders of Series A received 1 share of common stock for every 367 shares of Series A. Holders of Series A-1 received one share of common stock for every 725 shares of Series A-1.

Voting

All holders of the Series A and Series A-1 were entitled to vote on all matters upon which holders of common stock have the right to vote and to receive notice of any shareholders’ meetings, with the number of votes equal to the number of full shares of common stock into which the Series A and A-1 were convertible.

Dividends

Holders of the Series A were entitled to receive non-cumulative dividends at a rate equal to 10% of the original purchase price ($0.41), as and if declared by the Company’s Board of Directors.

Holders of the Series A-1 were entitled to receive non-cumulative dividends at a rate equal to 10% of the original purchase price ($0.21), as and if declared by the Company’s Board of Directors.

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

No Dividends have been declared by the Board of Directors.

Conversion

Shares of Series A and Series A-1 were convertible, at the option of the holder, into common stock on the basis of 1 share of common stock for every 367 shares of Series A and 1 share of common stock for every 725 shares of Series A-1, respectively, subject to adjustment based upon the issuance of additional common shares or other convertible securities, without payment of any additional consideration. The Series A and Series A-1 were automatically convertible into common stock upon the closing of a firmly underwritten public offering with a price of at least $304.50 per share and aggregate proceeds of at least $40,000,000, or upon a merger or similar transaction.

Liquidation

In the event of liquidation of the Company, holders of the outstanding Series A and Series A-1 were entitled to receive a liquidation preference of the original price per share, as adjusted for any stock dividends, combinations or splits with respect to such shares, and all accrued and unpaid dividends, paid in full before any payments were made on the common stock. If upon liquidation, the assets of the Company were insufficient to pay the liquidation preference amounts in full, then the entire net assets of the Company were to be distributed among the holders of the Series A and Series A-1 ratably in proportion to the full amounts to which they would otherwise have been entitled. A merger, consolidation or reorganization, or a sale, transfer, lease or conveyance of all or substantially all of the assets of the Company, would be treated as a liquidation for these purposes.

Redemption

The Company, at the election of more than two-thirds of the holders of the Series A and Series A-1, was required to redeem up to 33.3%, 66.7% and 100% of the then outstanding shares of preferred stock held by such holders on November 14, 2006, 2007 and 2008, respectively, at a redemption price equal to the original issue price per share (Series A - $0.41, Series A-1 - $0.21), plus an amount equal to ten percent per year of the original issue price per share plus all accrued but unpaid dividends for the Series A and Series A-1. Prior to the adoption of Financial Accounting Standard No. 150 in June 2003, the carrying values of the Series A and Series A-1 have been accreted to their redemption value by a charge to additional paid in capital; however, subsequent to the adoption of Financial Accounting Standard No. 150, the 10% per annum increase in redemption values were charged to interest expense on preferred stock in the company’s statement of operations. Total accretion of the Series A and Series A-1 to their redemption values prior to the change in accounting principle was $79,854 and $292,369, respectively, during the year ended December 31, 2003. Total interest expense on Series A was $99,762 and $79,854 for the years ended December 31, 2004 and 2003 respectively and total interest on Series A-1 was $325,960 and $260,911 during the years ended December 31, 2004 and 2003 respectively.

In addition, the Company issued warrants with a value of $317,977 in connection with the issuance of the Company’s Series A-1. Prior to the adoption of Financial Accounting Standard 150 in June 2003, the value of the warrants were accreted to the Series A-1 preferred stock with a corresponding charge to additional paid in capital; however, subsequent to the adoption of Financial Accounting Standard No. 150, the remaining unaccreted value was charged to interest expense on preferred stock in the Company’s Statement of Operations.

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

Total interest expense related to these warrants during the years ended December 31, 2004 and 2003 was $185,055 and $31,458 respectively.

Series C Mandatorily-Redeemable Convertible Participating Preferred Stock

On August 16, 2004, the authorized number of preferred shares was reduced to 1,631,821 shares, of which 1,039,176 shares were designated Series C Convertible Participating Preferred Stock (“Series C”). The Company issued 976,276 shares of Series C to five investors on August 16, 2004, for approximately $.50 per share, a total of $489,426, before considering issuance costs of $51,766, of which $97,713 was paid by the surrender and cancellation of demand notes held by certain of the investors for loans made to the Company in July 2004. An additional 8,097 shares of Series C were issued to other investors for $4,059 in September and October 2004.

In June 2003, the Company adopted Financial Accounting Standard No, 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (Note 2). As such, the Series C mandatorily-redeemable preferred stock has been classified as a liability in the balance sheet as of December 31, 2004.

Voting

Holders of the Series C are entitled to vote on all matters upon which holders of common stock have the right to vote and to receive notice of any shareholders’ meetings, with the number of votes equal to the number of full shares of common stock into which the Series C is convertible. The holders of the Series C are entitled to elect three members of the Board of Directors. The holders of the Series C and Series B, voting as a single class, are entitled to elect the remaining directors.

Dividends

The holders of Series C are entitled to dividends if, as and when declared by the Company’s Board of Directors; however, no such dividends have been declared by the Board of Directors.

Conversion

Shares of Series C are convertible, at the option of the holder, into common stock on a 1:1 basis, subject to adjustment based upon the issuance of additional common shares or other convertible securities, without payment of any additional consideration. The Series C shares are automatically convertible into common stock upon the closing of a firmly underwritten public offering with a price of at least $1.51 per share and aggregate proceeds of at least $40,000,000.

Liquidation

In the event of liquidation of the Company, holders of the outstanding Series C are entitled to receive a liquidation preference of approximately $6.02 price per share, as adjusted for any stock dividends, combinations or splits with respect to such shares, and all declared and unpaid dividends, paid in full before any payments are made to holders of the Series B (Note 9) or common stock. Any liquidation proceeds remaining after payment of the Series C and Series B liquidation preferences shall be distributed ratably to the holders of the Series C, Series B and common stock in proportion to their ownership, A merger, consolidation or reorganization, or a sale, transfer, lease or conveyance of all or substantially all of the assets of the Company, would be treated as a liquidation for these purposes.

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

Redemption

The Company, at the request of a majority of the holders of the Series C, is required to redeem up to 33.3%, 66.7% and 100% of the then outstanding shares of Series C held by such holders on August 16, 2007, 2008 and 2009, respectively, at a redemption price equal to the original issue price per share, plus an amount equal to ten percent per year of the original issue price per share plus all declared but unpaid dividends for the Series C. The carrying value of the Series C has been accreted to its redemption value by a charge to interest expense. Total accretion of the Series C to its redemption value was $18,523 during the year ended December 31, 2004.

8. Convertible Notes Payable to Shareholders

On March 24, 2003, the Company obtained loans from five Series A and Series A-1 investors in the amount of $ 1,250,000. The March promissory notes carried an interest rate of 8.0%, matured on August 31, 2003, were mandatorily convertible into the Company’s next round of preferred stock financing (or, in the event that another round was not completed by the maturity date, into common stock at the option of the note-holders), and were secured by the Company’s intellectual property. In connection with these loans, the Company issued warrants to purchase 4,591 shares of common stock at an exercise price of $40.85 per share (Note 11).

On September 25 and October 27, 2003, the Company obtained an additional $1,250,000 in loans from investors. Accrued interest of $51,440 on the March promissory notes was paid to the investors from the proceeds of the new loans. In exchange for the additional loans and the cancellation of the March promissory notes, the Company issued new promissory notes (the “2003 Notes”) in the aggregate principal amount of $2,500,000, secured by the Company’s intellectual property and with interest at 8.0% payable at the earlier of the conversion of the note or the stated maturity date of March 31, 2004.

In the event of an acquisition of the Company, the 2003 Notes were repayable in an amount equal to twice their face value plus accrued and unpaid interest, unless converted into Series A-1 at the option of the note-holders.

The 2003 Notes were convertible, at the option of the note-holders, into shares of Series A-1 at a price of approximately $.21 per share. If all of the 2003 Notes were converted, a total of 12,120,154 shares of Series A-1 would be issued, which were in turn convertible into 16,718 shares of common stock. In connection with the 2003 Notes, the March 2003 warrants for 4,591 shares were cancelled and the Company issued new warrants for 8,355 shares of common stock at an exercise price of $40.85 (Note 11).

On August 16, 2004, the 2003 Notes and accrued interest in the amount of $176,666 were converted into 592,645 shares of Series B convertible participating preferred stock (Note 9). Total interest expense on convertible notes payable to shareholders recorded in the Company’s statement of operations was $125,026 and $103,080 for the years ended December 31, 2004 and 2003 respectively.

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

9. Stockholders’ Equity

Common Stock

On January 29, 2002, the Company effected a 1:2.5 reverse split of its common stock. At the same time, the Company also changed the par value of its common stock from $0.01 per share to $0.001 per share and the number of authorized shares of common stock to 110,345 shares.

On September 25, 2003, the Company amended its Certificate of Incorporation to increase the authorized number of common shares to 137,931.

On August 16, 2004, the Company effected a reverse split of its common stock, with every 290 shares of common stock being exchanged for one new share. The authorized number of common shares was increased to 2,130,000, and the par value of a share of common stock was changed from $.001 per share to $.01 per share.

The accompanying financial statements and notes have been restated for all periods to reflect the 2002 and 2004 reverse splits (with any fractional shares that otherwise would have resulted from such exchange rounded up and exchanged for one whole share of common stock).

Note Receivable from Stockholder

In March 2002, the Company received a promissory note, bearing interest at a rate of 5.5%, in the amount of $77,503 from its chief executive officer in payment of the exercise price for restricted stock. This note is carried on the balance sheet as a reduction of Stockholders’ Equity in the amount of $85,705 and $90,540 at December 31, 2003 and 2004, respectively. Interest income of $4,576 and $4,835 was recognized on this note in 2003 and 2004, respectively.

Series B Convertible Participating Preferred Stock

Of the 1,631,821 authorized shares of preferred stock as of August 16, 2004, 592,645 shares were designated Series B Convertible Participating Preferred Stock (“Series B”). The Company issued 592,645 shares of Series B to the holders of the 2003 Notes on August 16, 2004, in return for cancellation of the 2003 Notes and accrued interest, a total of $2,676,666 (Note 8).

Voting

Holders of the Series B are entitled to vote on all matters upon which holders of common stock have the right to vote and to receive notice of any shareholders’ meetings, with the number of votes equal to the number of full shares of common stock into which the Series B is convertible. The holders of the Series B and Series C, voting as a single class, are entitled to elect the remaining directors after election by the Series C of three members of the Board of Directors.

Dividends

The holders of Series B are not entitled to dividends.

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

Conversion

Shares of Series B are convertible, at the option of the holder, into common stock on a 1:1 basis, subject to adjustment based upon the issuance of additional common shares or other convertible securities, without payment of any additional consideration. The Series B shares are automatically convertible into common stock upon the closing of a firmly underwritten public offering with a price of at least $1.51 per share and aggregate proceeds of at least $40,000,000.

Liquidation

In the event of liquidation of the Company, after payment of the Series C liquidation preference, the holders of the outstanding Series B are entitled to receive a liquidation preference of approximately $.54 price per share, as adjusted for any stock dividends, combinations or splits with respect to such shares, and all declared and unpaid dividends, before any payments are made to holders of the common stock. Any liquidation proceeds remaining after payment of the Series C and Series B liquidation preferences shall be distributed ratably to the holders of the Series C, Series B and common stock in proportion to their ownership. A merger, consolidation or reorganization, or a sale, transfer, lease or conveyance of all or substantially all of the assets of the Company, would be treated as a liquidation for these purposes.

Redemption

The Series B is not redeemable.

10. Stock Option Plan and Stock Based Compensation

The Company adopted the Quantiva 2000 Stock Option Plan (the “Plan”) effective April 18, 2000 and a total of 21,848 shares of common stock were authorized for issuance upon exercise of options under the plan. On August 16, 2004, the Stock Option Plan was amended in accordance with the closing of the Series C financing round, whereby the number of shares authorized for issuance was amended to 412,118. Stock options granted under the Plan may be either incentive stock options, nonqualified stock options or restricted stock. The purpose of the plan is to enable the Company to attract, retain and reward employees, directors, advisors and consultants. Incentive stock options may be granted at a price equal to or greater than 100% of the fair market value at the date of grant. If at the time the Company grants an incentive stock option, an optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price shall be at least 110% of the fair value at the date of grant. All options granted to employees are incentive stock options. All options granted to individuals other than employees are nonqualified stock options. Options become exercisable pursuant to individual vesting schedules, and the Company’s Board of Directors may issue fully and immediately vested shares of common stock or impose such vesting requirements as it deems appropriate. Options generally become exercisable at a rate of 25% upon the one-year anniversary of the option grant date and vest quarterly thereafter at a rate of 6.25% per quarter. All options expire ten years from the date of grant. Restricted stock may also be issued under the plan. Shares of restricted stock are subject to certain repurchase rights at the original exercise price paid per share, and the restrictions lapse over the same terms as the options were to vest.

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

A summary of the stock option transactions under the Plan is presented below:

	Weighted Ave Number of Shares	Exercise Price Per Share
Granted during 2000	1,190	$182.70

Outstanding as of December 31, 2000	1,190	$182.70
Granted	145	182.70
Forfeited	(385)	182.70
Exercised	(49)	182.70

Outstanding as of December 31, 2001	901	$181.25
Granted	15,341	26.10
Forfeited	(1,914)	78.30
Exercised	(3,049)	26.10

Outstanding as of December 31, 2002	11,279	$34.80
Granted	2,415	26.10
Forfeited	(1,038)	26.10
Exercised	(34)	26.10

Outstanding as of December 31, 2003	12,622	$29.36
Granted	387,607	.05
Forfeited	(2,430)	26.10
Exercised	(79)	26.10

Outstanding as of December 31, 2004	397,720	$.82

Exercisable as of December 31, 2004	347,640	$1.05

The fair value of options granted during 2004 and 2003 were equal to the intrinsic value of the common stock.

The following table summarizes information about stock options outstanding at December 31, 2004:

	Remaining Outstanding	Options Outstanding Weighted Average Contractual Life	Number Exercisable	Options Exercisable Weighted Average Exercise Price	Range of Exercise Price
	695	5.78	695	$182.70	$182.70
	9,417	7.21	8,453	26.10	26.10
	387,608	9.71	338,492.05		.05

Total	397,720		347,640

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

During the years ended December 31, 2004 and 2003 respectively, the Company issued both stock options and restricted stock to non-employees. As such, stock compensation expense in the amount of $264 and $720 was recorded in the company’s statement of operations with a corresponding credit to additional paid in capital during the years ended December 31, 2004 and 2003 respectively.

In addition, during 2002, the Company modified stock options granted to certain employees by reducing the exercise price from $181.25 to $26.10 per share. The Company re-measures these options at each period end until they are exercised, cancelled or expired.

11. Issuance of Warrants

During the period ended December 31, 2000, the Company issued warrants to purchase 103 shares of common stock at a price of $7.25 per share. These warrants are fully vested, exercisable at the option of the holders, in whole or in part, and expire in ten years. The fair value ascribed to the warrants of $18,450 has been recognized as a credit to additional paid-in capital and a charge to the statement of operations as additional legal fees. The fair value of warrants was estimated using the Black-Scholes pricing model with the following assumptions: volatility of 80%, weighted-average risk free interest rate of 6.0%, dividend yield of 0.0% and a weighted-average expected life of 10 years.

In conjunction with the issuance of convertible notes payable totaling $400,000 during the year ended December 31, 2001, the Company issued warrants to purchase a total of 414 shares of common stock at an exercise price of $7.25 per share. These warrants are fully vested, exercisable at the option of the holders, in whole or in part, and expire in five years. The fair value ascribed to the warrants of $72,785 has been recognized as a credit to additional paid-in capital and a reduction of the carrying value of the related convertible notes payable. During the year-ended December 31, 2001, the total value of $72,785 was amortized to interest expense over the period from the issuance of the warrants to the conversion of the related notes payable into Series A-1. The fair value of warrants was estimated using the Black-Scholes pricing model with the following assumptions: volatility of 80%, weighted-average risk free interest rate of 4.54%, dividend yield of 0.0% and a weighted-average expected life of 5 years.

Concurrent with the issuance of the Series A-1 during 2001 and 2002, the Company issued warrants to purchase 17,052 shares of common stock at an exercise price of $7.25 per share, subject to certain anti-dilution adjustments. These warrants were fully vested upon issuance, are exercisable at the option of the holder, in whole or in part, and expire in five years. The estimated fair value of the warrants amounted to $317,977, which was originally recorded as a discount against the carrying value of the Company’s Series A-1 and accreted to the value of the Series A-1 over the period from the issuance of the warrants to the first redemption date of the Series A-1. Upon adoption of Financial Accounting Standard No. 150 and the conversion of the Series A-1 to common stock in August 2004, the remaining unamortized discount was charged to interest expense. Interest expense recognized was $31,458 and $185,055 for the years ended December 31, 2003 and 2004, respectively. The fair value of warrants was estimated using the Black-Scholes pricing model with the following assumptions: volatility of 80%, weighted average risk free interest rate of 4.50%, dividend yield of 0.0% and a weighted average expected life of 5 years.

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

In connection with the loans obtained on March 24, 2003, the Company issued warrants to purchase 4,591 shares of common stock at an exercise price of $40.85 per share, expiring on March 24, 2008. In conjunction with the September 25 and October 27, 2003, loans, these warrants were cancelled, and new warrants for 8,355 shares of common stock at an exercise price of $40.85 per share were issued to the lenders. These warrants expire on September 25, 2008. The estimated fair value of these warrants was $151,806, which was recorded as a discount against the carrying value of the 2003 Notes and amortized to interest expense over the term of the 2003 Notes. Interest expense recognized was $77,036 and $74,770 for the years ended December 31, 2003 and 2004, respectively. The fair value of warrants was estimated using the Black-Scholes pricing model with the following assumptions: volatility of 100%, weighted average risk free interest rate of 3.05%, dividend yield of 0.0% and a weighted average expected life of 5 years.

A summary of common stock warrant transactions since inception is presented below:

	Number of Shares	Weighted Ave. Exercise Price
Granted during 2000	103	$7.25

Outstanding as of December 31, 2000	103	$7.25
Granted	15,628	7.25

Outstanding as of December 31, 2001	15,731	$7.25
Granted	1,838	7.25

Outstanding as of December 31, 2002	17,569	$7.25
Granted	12,946	40.85
Cancelled	(4,591)	40.85

Outstanding as of December 31, 2003	25,924	$18.07
Granted	—	—

Outstanding as of December 31, 2004	25,924	$18.07

In addition, the Company granted warrants to purchase 133,322 shares of Series A-1 stock at an exercise price of $.21 in 2002, which relate to a credit facility (see Note 12). These warrants were cancelled during 2004 and the Company issued the warrant holder warrants to purchase 54,800 shares of series C at a price of $0.50 per share.

12. Capital Lease Obligations

In July 2002 the Company entered into a credit facility with a financial institution under which the Company could borrow up to $500,000 to finance qualified equipment purchases. The facility could be drawn down through May 2003. In September and October 2002, the Company borrowed a total of $320,676, and there were no further draw-downs under the facility. These loans mature by October 2005, carry an interest rate of approximately 13.2% per annum, are repayable in 36 equal monthly installments of $10,111 and a final payment of $32,068, and are secured by a lien on the equipment financed (see Note 17).

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

Future payment obligations in conjunction with this capital lease agreement are as follows:

	Principal	Interest	Total
2005	$99,966	$5,723	$105,689

In connection with this facility, the Company granted a fully-vested ten-year warrant, expiring July 26, 2012, to purchase either (i) 133,322 shares of the Series A-1 stock at an exercise price of approximately $.21 per share, or (ii) if the next series of preferred stock was at a lower price, the number of shares of preferred stock of that series equal to $27,500 divided by the price per share of that series. The price of the Series C was lower than the price of Series A-1 when expressed on a common share equivalent basis. Accordingly, in August 2004, the warrant was amended to state that it is exercisable for 54,800 shares of Series C at an exercise price of approximately $.50 per share.

The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: volatility of 100%; risk-free interest rate of 4.91%; dividend yield of 0.0% and expected life of 10 years. The company recognized the warrants’ fair value of $25,064 as interest expense in the statement of operations.

13. Lease Commitments

The Company leases its corporate headquarters facility.

Rental expense for all operating leases charged against earnings amounted to approximately $166,883 and $170,444 for the fiscal years ended December 31, 2004 and 2003 respectively.

On January 1, 2003, the company entered into a sub-lease agreement with a third party to sub-lease a portion of the Company’s corporate headquarters facility. The sub-lease agreement term extended from January 1, 2003 to June 30, 2003 and was cancelable by either party upon 30 days written notice. Rental Income received from the third party was recorded as a reduction in rent expense in the amount of $5,000 throughout 2003.

On March 11, 2003, the Company and its landlord agreed to amend its corporate headquarters facility lease agreement. In accordance with this amendment, the unused portion of the original security deposit paid in May 2000 in the amount of $53,000 was to be applied towards future lease payments and as such, monthly rental payments were reduced from $15,750 to $11,813 through November 2004. The security deposit, originally recorded as an asset, was reduced proportionately over the remainder of the lease term and therefore ratably charged to rent expense.

In 2004, the Company was in default of its corporate headquarters facility lease agreement due to non-payment of rents owed. As of December 31, 2004, the Company and its landlord were in discussions to reduce the amount of rents owed in accordance with this lease agreement. A final settlement was reached in 2005; however, as of December 31, 2004, $53,317 was accrued for unpaid rent, real estate taxes and estimated common area maintenance charges owed in accordance with this lease agreement through its termination (see Note 17).

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

The Company exited these premises on November 2, 2004 upon termination of the lease agreement and subsequently entered into a short term lease agreement which commenced on November 2, 2004 to occupy another property for the remainder of 2004 and-early 2005, in which the rent payments were $4,500 monthly.

14. Employee Benefit Plan

The Company has a 401 (k) Plan that allows eligible employees to contribute up to 15% of their compensation, not to exceed the statutory limit. Employee contributions and earnings thereon vest immediately. Employer matching contributions are made at the discretion of the Company and vest over a 5-year period from the employee’s date of hire. The Company did not make any contributions under this plan for the years ended December 31, 2004 and 2003, nor since inception.

15. Related Party Transactions

Beginning in 2000, the Company has received marketing and strategic advisory services from a consultant who, since August 2001, has been a partner in an investor in the Company. Since commencement of these services, approximately $155,000 has been expensed as consulting fees payable to either the consultant or the investor ($53,000 in 2003 and $25,000 in 2004).

Pursuant to an award agreement dated April 18, 2000, the Company agreed to pay $300,000 to a founder and officer of the Company upon the closing of an Exit Transaction, defined as a merger, consolidation, or similar business combination, a sale of substantially all of the Company’s assets, or a qualified public offering. The award is subject to continuous employment through the closing of the Exit Transaction. This award is expected to be paid in 2005 upon consummation of the sale of the Company’s assets (Note 17).

In March 2002, the Company received an interest bearing promissory note in the amount of $77,503 from its chief executive officer in payment of the exercise price for restricted stock (Note 9).

16. Contingent Liabilities

In October 2004, the Company engaged the services of an investment banking firm to assist in identifying a buyer for the Company’s assets. The agreement between the Company and the investment banking firm calls for the payment of a transaction fee based upon the aggregate consideration received for the sale of the Company’s assets, if applicable. A total fee of approximately $500,000 is payable to the investment banking firm in conjunction with the sale of the Company’ assets. This fee will be partially offset by $35,000 in retainer fees paid and expensed during the year ended December 31, 2004.

Quantiva, Inc.

(A Development Stage Company)

Notes to Financial Statements

17. Subsequent Events

On February 9 and March 25, 2005, the Company received a total of $300,000 from three separate investors in the form of demand notes. The demand notes bear interest at a rate of 8%.

On February 12, 2005, the Company entered into an asset purchase agreement with a publicly traded software company. The agreement calls for the sale of substantially all of the Company’s assets upon the Closing date, which is expected to occur prior to April 30, 2005, for total consideration of $10.1 million. The assets to be transferred in accordance with this agreement include, but are not Limited to, the Company’s software, technology, trade names, equipment, accounts receivable and certain contractual agreements. The agreement may be terminated at any time prior to closing by written agreement of Buyer and the Company, or by either Buyer or the Company if the closing is not consummated before April 30, 2005.

On February 15, 2005, the company entered into a settlement agreement for unpaid rents owed under its corporate headquarters lease agreement. The Company and landlord agreed to settle all outstanding obligations owed in the amount of $53,317 under its lease agreement for a sum of $4,500(Note 13).

Upon the expiration of the short-term corporate headquarters facility lease on February 28, 2005, the company entered into a separate agreement for the lease of its corporate headquarters at another location which commenced on March 1, 2005. Commitments for minimum lease payments in accordance with this agreement throughout 2005 are $2,800 monthly for a duration of six months thereby resulting in a total minimum lease obligation in 2005 of $16,800.

On February 28, 2005, the promissory note from the Company’s chief executive officer was amended to eliminate the default in the event it is not repaid within six months of termination of his employment.

On March 29, 2005, the Company entered into a settlement and release agreement with the financial institution with whom the Company has outstanding capital lease obligations (Note 12). Per the terms of this agreement, the Company agreed to pay $265,000 by March 31, 2005 as full, and final settlement of all outstanding obligations, including the value of the warrant for 54,800 shares of Series C. The lease and warrant agreements were terminated, and the Company regained full title to the equipment which previously secured its obligations under the capital leases.